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                                   EXHIBIT 4.4


                                             SHAREHOLDER COMMON WARRANTS
SWC -
                                        CUSIP _______________________________
                                        SEE REVERSE FOR CERTAIN RESTRICTIONS




                      CAPITAL ALLIANCE INCOME TRUST LTD.,

                         A REAL ESTATE INVESTMENT TRUST
                             A DELAWARE CORPORATION


 THIS SHAREHOULDER WARRANT MAY NOT BE EXERCISED BEFORE TWO YEARS FOLLOWING THE EFFECTIVE DATE OF THE TRUST'S INITIAL PUBLIC OFFERING OF COMMON STOCK AND WILL
                       BE VOID AFTER _____________, 2000.


THIS IS TO CERTIFY THAT _________________________________________________ is the
registered holder of ___________________________________________________________
Shareholder Common Warrants of

          CAPITAL ALLIANCE INCOME TRUST, A REAL ESTATE INVESTMENT TRUST

expiring ____________, 2000 (the "Warrant") to purchase one Share of Common Stock par value $0.01 ("Shares") of Capital Alliance Income Trust, A Real Estate Investment Trust, a Delaware corporation (the "Trust") for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Trust, commencing two years from the effective date of the Trust's initial public offering such number of Shares of the Trust at the price of $5.60 per share upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent,Capital Alliance Advisors, Inc., but only subject to the conditions set forth herein and in the Shareholder's Warrant Agreement referred to on the reverse hereof. The Warrant Price and the number of Shares purchasable hereunder are subject to adjustment upon the occurrence of certain events set forth in the Shareholder's Warrant Agreement. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.


         The Shareholder's Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. No fraction of a Share will be issued upon any exercise of a Warrant but the person entitled to such fractional interest shall, as provided in the Shareholder's Warrant Agreement, upon exercise of the Warrant be entitled to a cash payment for such fractional interest equal to the current market value of such fractional interest, determined in accordance with the provisions of the Shareholder's Warrant Agreement.

         Upon any exercise of the Warrant for less than the total number of full shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of shares for which the Warrant has not been exercised.

         Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Shareholder's Warrant Agreement but without payment of any service charge for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Shareholder's Warrant Agreement, without charge except for any applicable law or other governmental charge.

         Notwithstanding anything contained in the Warrant or the Shareholder's Warrant Agreement, the Trust may refuse the exercise or transfer of the Warrant pursuant to Section 8.5, 8.6 and Section 8.7 of its By-laws. The Trust upon request will furnish, without charge to the holder of this Warrant Certificate, a copy of said sections of the By-laws and of the powers, designations, preferences and relative, participating, optional or other special restrictions of such preferences and/or rights.

         The Trust and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership of other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Trust nor the Warrant Agent shall be affected by any notice to the contrary.

         This Warrant does not entitle the registered holder to any of the rights of a Shareholder of the Trust.

                  WITNESS the facsimile seal of the Trust and the facsimile signatures of the duly authorized officers of the Trust.


Countersigned and Registered:

________________________________________
         Transfer Agent and Registrar

by: ____________________________________
         Authorized Signature


Dated:    ____________________

          ____________________, Secretary    ____________________, Chairman


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         CAPITAL ALLIANCE INCOME TRUST, A REAL ESTATE INVESTMENT TRUST

        The warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants expiring at 5:00 p.m. Pacific Time, _____________, 2000 to purchase up to and including 150,000 Shares par value $.01 of the Trust, and is issued pursuant to a Shareholders' Warrant Agreement dated as of ____________, 1996 (the "Warrant Agreement"), duly executed and delivered by the Trust to Capital Alliance Advisors, Inc. (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Trust and the holders, the words "holders" or "holder" meaning the registered holders or registered holder of the Warrants.

        Warrants may be exercised to purchase Shares from the Trust two years after the date of the Trust's Initial Public Offering of Common Stock and on or before four (4) years from this date of the Trust's Initial Public Offering of Common Stock, at the Warrant Price set forth on the face hereof, subject to adjustment in certain events. The holder of the Warrant evidenced by this Warrant Certificate may exercise it by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price at the office or agency of the Warrant Agent, 50 California Street, #2020, San Francisco, California, 94111. The Warrant Price shall be paid by cash or bank check.

                 PROVISIONS RELATING TO PROHIBITION OF TRANSFER
                       OR EXERCISE OF WARRANTS AND SHARES

        IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH CERTAIN REQUIREMENTS OF THE INTERNAL REVENUE CODE, THE EXERCISE OF ALL OR A PORTION OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE TRANSFER THEREOF MAY BE PROHIBITED UPON THE TERMS AND CONDITIONS SET FORTH IN THE BY-LAWS. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE. TO ENABLE THE DIRECTORS TO DETERMINE WHETHER DIRECT AND INDIRECT OWNERSHIP OF WARRANTS OF THE TRUST IS IN CONFORMITY WITH SUCH REQUIREMENTS. EACH HOLDER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE SHALL ON DEMAND DISCLOSE TO THE DIRECTORS IN WRITING SUCH INFORMATION AS THEY MAY DEEM NECESSARY FOR SUCH PURPOSE.

        THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LIMITATIONS ON THEIR TRANSFER IMPOSED BY SECTIONS 8.5, 8.6 AND 8.7 OF THE BYLAWS. THOSE PROVISIONS PROVIDE IN PART THAT NO PERSON MAY OWN IN EXCESS OF 9.8% OF THE TOTAL OUTSTANDING SHARES OF THE TRUST NOR SHALL ANY WARRANTS BE TRANSFERRED (OR ISSUED) IF, FOLLOWING SUCH TRANSFER (OR ISSUANCE), A PERSON'S OWNERSHIP OF SHARES WOULD EXCEED THAT LIMIT.

        SEND THIS CERTIFICATE DIRECTLY TO CAPITAL ALLIANCE ADVISORS, INC., 50 CALIFORNIA STREET, SUITE 2020, SAN FRANCISCO, CALIFORNIA 94111.

        TRANSFERS OF WARRANTS HELD IN "UNISSUED CERTIFICATE" FORM MUST ALSO BE EFFECTED DIRECTLY THROUGH THE WARRANT AGENT AT THE ABOVE ADDRESS.


                              ELECTION TO PURCHASE
                  (To be signed only upon exercise of Warrant)

To Capital Alliance Advisor, Inc., Warrant Agent
        The undersigned hereby irrevocably elects to exercise _________________ Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, and requests that such shares be issued in the name of, and cash for any fractional shares paid to:


PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
 _______________________
/_______________________/ ______________________________________________________
                                                 NAME
________________________________________________________________________________
ADDRESS

by checking this box / / the undersigned requests that the shares be held in "unissued certificate form", or be delivered to

________________________________________________________________________________
                                      NAME
at _____________________________________________________________________________
                                    ADDRESS

and if said number of Warrants shall not be all of the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of and delivered to the undersigned at the address of record for the account.

Dated____________________________     Signature_________________________________

Are you the original holder of the Warrants evidenced by this Warrant
Certificate?                          Yes   / /       No   / /

Were your Warrants held in a discretionary account (that is, an account giving you Broker the right to make investment decisions
on your behalf)?                      Yes   / /       No   / /

Are you exercising the Warrants as a result of solicitation
by your broker?                       Yes   / /       No   / /

If yes, please be advised a commission may be paid and provide the following information.

Broker Dealer___________________________________________________________________

Registered Representative_______________________________________________________

Broker Dealer's Address_________________________________________________________

                       ----------------------------------
                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full accordance to applicable laws or regulations:

        TEN COM - as tenants in common
        TEN ENT - as tenants by the entireties
        JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT - ..............Custodian..............
                            (Cust)                        (Minor)
                            under the Uniform Gifts to Minors Act

                            .....................................
                                           (State)

                   Additional abbreviations may also be used
                          though not in the above list
                          ----------------------------
                                   ASSIGNMENT
                  (To be signed only upon transfer of Warrant)


FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
 _______________________
/_______________________/ ______________________________________________________

________________________________________________________________________________
      PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint attorney to transfer said Warrant on the books of the within-named Corporation, with full power of substitution in the premises.


Dated____________________________     Signature_________________________________

        NOTE THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. SIGNATURE(S) MUST BE GUARANTEED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF A BANK, OR A MEMBER OF AN AUTHORIZED NATIONAL STOCK EXCHANGE.


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